As filed with the Securities and Exchange Commission on August 4, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S Employer Identification No.)

ViroPharma Incorporated 397 Eagleview Boulevard Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

2005 Stock Option and Restricted Share Plan

(Full title of the Plans)

Thomas F. Doyle, Esquire

Vice President and General Counsel

ViroPharma Incorporated

397 Eagleview Boulevard

Exton, Pennsylvania 19341

(Name and Address of Agent for Service)

(610) 458-7300

(Telephone Number, Including Area Code of Agent for Service)

CALCULATION OF REGISTRATION FEE

For 2005 Stock Option and Restricted Share Plan

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee (3)
Common Stock, par value $0.002 per share(2)	850,000	$11.70	$9,945,000	$1,171.00	(4)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.
(2)	Includes rights to purchase ViroPharma Incorporated Series A Junior Participating Preferred Stock, or Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from ViroPharma Incorporated Common Stock.
(3)	Estimated solely for the purposes of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and the low sales price per share of the Common Stock of ViroPharma Incorporated on August 29, 2005 as reported by The NASDAQ National Market.
(4)	Pursuant to Rule 457(p), $1,171 of the filing fee is being offset by a previously paid filing fee paid by the Registrant upon the initial filing of the registration statement on Form S-4 (file number 333-113790) / Form S-3 (file number 333-113791) on March 22, 2004.

2005 Stock Option and Restricted Share Plan

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

ViroPharma Incorporated (the “Registrant”) will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). These documents are incorporated by reference in the Section 10(a) prospectus. The Registrant will also furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees of the Registrant under Rule 428(b). Requests should be directed to ViroPharma Incorporated, 397 Eagleview Boulevard, Exton, Pennsylvania, 19341, Attention: General Counsel; telephone number (610) 458-7300.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents which have been filed by the Registrant with the Commission are incorporated by reference into this registration statement:

1. Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Commission on March 15, 2005;

2. Proxy Statement on Schedule 14A filed on March 31, 2005;

3. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, as filed with the Commission on May 5, 2005;

4. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, as filed with the Commission on August 4, 2005;

5. Current Reports on Form 8-K filed with the Commission on January 25, 2005; February 15, 2005; February 23, 2005; March 3, 2005; March 15, 2005; March 29, 2005; April 6, 2005; April 8, 2005; May 3, 2005; May 10, 2005; May 24, 2005; May 31, 2005; June 1, 2005; June 7, 2005; June 13, 2005; June 15, 2005; June 20, 2005; June 29, 2005; July 6, 2005 and July 13, 2005.

6. The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A as filed with the Commission on November 8, 1996; and

7. The description of rights to purchase preferred shares contained in the Registration Statement on Form 8-A as filed with the Commission on September 21, 1998.

In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (Section 145) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Certificate of Incorporation of the Registrant limits the personal liability of directors to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this limitation does not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 6.4 of the Registrant’s By-laws provides for the indemnification, to the full extent authorized by law, of any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his testator or intestate, is or was a director, officer or employee of the Registrant or any predecessor of the Registrant, or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor of the Registrant.

We have also entered into indemnity agreements with each of our directors and officers. These agreements may require us, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, as the case may be, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification and provided further that no indemnification is required to the extent that payment has actually been made to the indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement, except in respect of any excess beyond payment under such insurance, clause, by-law or agreement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibit list reads in its entirety as follows:

Exhibit No.		Description
5	*	Opinion of Pepper Hamilton LLP

10.1		2005 Stock Option and Restricted Share Plan (1) (Annex A)

23.1	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2		Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5 hereto)

24		Power of Attorney (included on the Signature Page of this registration statement)

*	Filed herewith
(1)	Filed as an Annex A to Registrant’s Proxy Statement filed with the Commission on March 31, 2005.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (1)(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Exton, Pennsylvania on August 4, 2005.

VIROPHARMA INCORPORATED

By:	/s/ Michel de Rosen
Michel de Rosen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Michel de Rosen and Vincent J. Milano his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michel de Rosen Michel de Rosen	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	August 4, 2005

/s/ Vincent J. Milano Vincent J. Milano	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 4, 2005

/s/ Frank Baldino, Jr., Ph.D Frank Baldino, Jr., Ph.D.	Director	August 4, 2005

/s/ Paul A. Brooke Paul A. Brooke	Director	August 4, 2005

/s/ William Claypool, M.D. William Claypool, M.D	Director	August 4, 2005

/s/ Michael R. Dougherty Michael R. Dougherty	Director	August 4, 2005

/s/ Robert J. Glaser Robert J. Glaser	Director	August 4, 2005

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Pepper Hamilton LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5 hereto)

24	Power of Attorney (included on the Signature Page of this registration statement)